EXHIBIT 4.4

      This Trust Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Trust Preferred Security is exchangeable for Trust Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Deposi-
tary) may be registered except in limited circumstances.

     Unless this Trust Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), a New York corporation, to the Trust or its agent for registration of transfer, exchange or payment, and any Trust Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is re-quested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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TP-1                                             Aggregate Liquidation
                                                  Amount: $200,000,000

                                                  CUSIP NO.  902655208

           Certificate Evidencing Trust Preferred Securities

                                    of

                              UDS CAPITAL I
                      8.32% Trust Preferred Securities
          (liquidation amount $25 per Trust Preferred Security)

          UDS CAPITAL I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 8,000,000 preferred securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 8.32% Trust Preferred Securities (liquidation amount $25 per Trust Preferred Secu-rity) (the "Trust Preferred Securities"). The Trust Preferred Securi-ties are freely transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certifi-cate duly endorsed and in proper form for transfer. The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust dated as of June 25, 1997, as the same may be amended from time to time (the "Decla-ration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Trust Preferred Securities Guarantee to the extent pro-vided therein. Each Holder of a Trust Preferred Security, by acceptance of this Certificate and each Certificate owner, by acquisition of a beneficial interest in a Certificate, agrees to treat the Debentures, and any other Affiliate Investment Instruments that are treated as debt instruments by the relevant Investment Affiliate and by the Partnership, as indebtedness for United States federal income tax purposes. The Sponsor will provide a copy of the Declaration, the Trust Preferred Securities Guarantee and the Limited Partnership Agreement to a Holder without charge upon written request to the Trust at its principal place of business.

          Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, the Trust has executed this certificate this 25th day of June, 1997.

                                           UDS CAPITAL I



                                           /s/ STEVE BLANK
                                           Steve Blank,
                                           as Regular Trustee


                        CERTIFICATE OF AUTHENTICATION

      This is the Trust Preferred Security described in the within-mentioned Declaration.

                                           THE BANK OF NEW YORK,
                                           as Trustee


                                           By:  /s/ WALTER GITLIN,
                                                Vice President
                                                Authorized Signatory

Dated: June 25, 1997


                     (See reverse for additional terms)

<PAGE/>

                           [REVERSE OF SECURITY]

     Holders of Trust Preferred Securities shall be entitled to receive cumulative cash distributions at a rate per annum of 8.32% of the stated liquidation amount of $25 per Trust Preferred Security. Distributions on the Trust Preferred Securities shall, from the date of original issue, accumulate and be cumulative and shall be payable quarterly only to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Distributions not paid on the scheduled payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of 8.32% per annum. The term "Distributions" as used herein shall mean ordinary cumulative distributions in respect of each Fiscal Period together with any such Compounded Distributions. Amounts available to the Trust for distribu-tion to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Partnership on the Partnership Preferred Securities or from the Company on the Partnership Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the Company, as the General Partner of the Partnership. If and to the extent that the Part-nership makes a distribution on the Partnership Preferred Securities held by the Property Trustee or the Company makes a payment under the Partnership Guarantee (the amount of any such partnership distribution, including any compounded partnership distributions or guarantee payment being a "Payment Amount"), the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose, to make a Pro Rata Distribution of the Payment Amount to Holders.

     The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period on the basis of the actual number of days elapsed in a 90-day quarter.

     Except as otherwise described herein, distributions on the Trust Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1997, if, as and when available for payment by the Property Trustee. If the Trust Preferred Securities (or, if the Trust is liquidated, the Partnership Preferred Securities) are in book-entry-only form, Distributions will be payable to the Holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day prior to the relevant payment dates. If the Trust Preferred Securities (or, if the Trust is liquidated, the Partnership Preferred Securities) do not remain in book-entry-only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable is not a Business Day, payment of such Distribution shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date. Payments of accumulated Distributions will be payable to Holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with re-spect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities.

          The Trust Preferred Securities shall be redeemable as provided in the Declaration.

<PAGE/>

                                ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:




    (Insert assignee's social security or tax identification number)





              (Insert address and zip code of assignee)


and irrevocably appoints


                                                          agent to
transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:

Signature:
(Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)

Signature Guarantee (1):



(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substi-

        tution for, STAMP, all in accordance with the Securities and Ex change Act of 1934, as amended.